Exhibit 19


  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               7

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $13,683,080.03                    $0.00          $13,683,080.03
  Repurchased Loan Proceeds Related to Interest                           1,749.15                     0.00                1,749.15
                                                                          --------                     ----                --------
      Total                                                         $13,684,829.18                    $0.00          $13,684,829.18
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,926,704.04                     0.00            2,926,704.04
                                                                      ------------                     ----            ------------
      Total                                                          $2,926,704.04                    $0.00           $2,926,704.04
  Principal:
  Principal Collections                                             $81,424,632.50                    $0.00          $81,424,632.50
  Prepayments in Full                                                57,732,004.48                     0.00           57,732,004.48
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        175,417.52                     0.00              175,417.52
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $139,332,054.50                    $0.00         $139,332,054.50
  Liquidation Proceeds                                                                                                $1,340,395.97
  Recoveries from Prior Month Charge-Offs                                                                                 39,346.31
                                                                                                                          ---------
      Total Principal Collections                                                                                   $140,711,796.78
  Principal Losses for Collection Period                                                                              $2,478,474.32
  Total Regular Principal Reduction                                                                                 $141,810,528.82
  Total Collections                                                                                                 $157,323,330.00



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $157,323,330.00
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $157,323,330.00




                                                          Page 1


  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               7

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,192,989.33        $3,192,989.33                $0.00
   Amount per $1,000 of Original Balance               0.70                 0.70                 0.00





                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,269,774.90        3,269,774.90                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $9,944,974.90       $9,944,974.90                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:    $10,469,974.90      $10,469,974.90               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $143,660,365.77
  Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount                  0.00
   Third Priority Distribution Amount          48,246,804.72
   Regular Principal Distribution Amount      102,840,693.18
                                              --------------
      Principal Distribution Amount          $151,087,497.90

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                        143,660,365.77
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $143,660,365.77

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $143,660,365.77

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $157,323,330.00
  Total Distribution (incl. Servicing Fee)  $157,323,330.00


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  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               7


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                92.74                    2.11                    94.85
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $31.92                   $2.21                   $34.13

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $31.30                   $2.28                   $33.58


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $3,501,938,273.51       0.7782085              $3,358,277,907.74        0.7462840

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                             1,273,938,273.51       0.8224263               1,130,277,907.74        0.7296823
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $3,591,938,273.51       0.7825574              $3,448,277,907.74        0.7512588


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.18%                                           5.17%
  Weighted Average Remaining Maturity (WAM)              46.88                                           46.01
  Remaining Number of Receivables                      224,388                                         219,934
  Portfolio Receivable Balance               $3,831,587,201.27                               $3,689,776,672.45



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $12,840,693.18
  Specified Credit Enhancement Amount                                                                        $36,897,766.72
  Yield Supplement Overcollateralization Amount                                                             $236,085,203.66
  Target Level of Overcollateralization                                                                     $248,925,896.84






                                                          Page 3



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               7

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,340,395.97
  Recoveries from Prior Month Charge-Offs                                                                                $39,346.31
  Total Principal Losses for Collection Period                                                                        $2,478,474.32
  Charge-off Rate for Collection Period (annualized)                                                                          0.34%
  Cumulative Net Losses for all Periods                                                                               $4,515,198.61


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,512                $26,632,781.60
  61-90 Days Delinquent                                                                           173                 $3,108,825.18
  91-120 Days Delinquent                                                                           41                   $822,967.65
  Over 120 Days Delinquent                                                                         46                 $1,001,413.01

  Repossesion Inventory                                                                           170                 $3,178,841.75


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2641%
  Preceding Collection Period                                                                                               0.3076%
  Current Collection Period                                                                                                 0.3506%
  Three Month Average                                                                                                       0.3074%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0949%
  Current Collection Period                                                                                                 0.1182%
  Three Month Average                                                                                                       0.0952%







                                                          Page 4




  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      July, 2005
  Distribution Date                                                                                                       8/15/2005
  Transaction Month                                                                                                               7

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,095,431.51                         $0.00
  New Advances                                                                           2,893,243.28                          0.00
  Servicer Advance Recoveries                                                            2,137,049.61                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $7,851,625.18                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $33,460.76                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00











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